UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2013

CHINA SHOUGUAN MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-167964                    27-2513824

(Commission File Number) (IRS Employer Identification No.)

6009 Yitian Road

New World Center Rm. 3207

Futian District, Shenzhen

People’s Republic of China

(Address of principal executive offices and zip code)

Telephone 0086-755-82520008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 15, 2013, Mr. K.F.Lam, our Chief Financial Officer, resigned. Mr. Lam’s resignation was not because of any disagreement with management or the board on any matter of policy, but so that he could pursue other interests.

On December 15, 2013, the Board of Directors appointed Terry Tsao, age 48 as our Chief Financial Officer. Mr. Tsao joined the Company on October 15, 2013 as the IR Director of the Company, he was then promoted to the post of Chief Financial Officer on December 15, 2013. Mr. Tsao receives US$2,570 as monthly remuneration. He holds a Master of Business Administration degree from the University of Warwick. He is a Certified Public Accountant of the Hong Kong Institute of Certified Public Accountants and member of Institute of Chartered Accountants of New Zealand, Institute of Chartered Secretaries and Administrators, Australasian Institute of Banking & Finance plus Bankers’ Institute of New Zealand. Prior to joining the Company, Mr. Tsao worked for several listed companies, which shares are listed on the Stock Exchange of Hong Kong. Mr. Tsao has over 20 years’ experience in auditing, finance and company secretary. Prior to joining the Company, Mr. Tsao was the Financial Controller and Company Secretary of Ningbo WanHao Holdings Company Limited whose shares are listed on the Growth Enterprise Market of the Stock Exchange of Hong Kong (stock code: 8249) from November 1, 2008 to present. He is also the Independent Non-executive Director of Uni-Bio Science Group Limited whose shares are listed on the Main Board of the Stock Exchange of Hong Kong (stock code: 690) since May 7, 2010. Mr. Tsao devotes 50% of his time to the business of our Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

None

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHOUGUAN MINING CORPORATION

By: /s/ Feize Zhang ___________________________________________ Feize Zhang, Chairman and Principal Executive Officer
Dated: December 18, 2013

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